UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2 )
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TELULAR CORPORATION

(Name of Registrant as Specified In Its Charter)

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TELULAR CORPORATION
311 SOUTH WACKER DRIVE, SUITE 4300
CHICAGO, IL 60606
January 12, 2009
Dear Stockholder:
Telular Corporation (the “Company”), Simcoe Partners, L.P., Simcoe Management Company, LLC and Jeffrey Jacobowitz (collectively, “Simcoe”) have reached a settlement in the proxy contest pertaining to the election of directors to the Company’s Board of Directors ( the “Board”) at the Company’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”). The Company and Simcoe have determined that they can best serve the Company’s stockholders by resolving this proxy contest and seeking to work together in a productive manner.
The settlement agreement, which is described in the accompanying Supplement to the Company’s Proxy Statement, will enable the Board of Directors and management to continue to focus on growing stockholder value and providing superior returns to all of the Company’s stockholders. As part of the settlement, the Company has agreed to nominate Simcoe’s candidate, Jeffrey Jacobowitz, founder and managing partner of Simcoe, as a new director. Mr. Jacobowitz will be nominated to serve a term expiring at the Company’s 2010 Annual Meeting of the Stockholders and upon the election and qualification of his successor. Mr. Jacobowitz will be added to the Company’s slate of the following continuing directors: Lawrence S. Barker, Joseph A. Beatty, Betsy Bernard, Brian J. Clucas, Larry J. Ford and M. Brian McCarthy. In light of the proxy contest and related settlement, I have decided to retire from the Board and will not stand for re-election.
The Board of Directors and Simcoe join in supporting the revised slate of nominees and urge you to elect the nominees by voting on the enclosed WHITE proxy card. The Company and Simcoe request that you NOT vote on any proxy cards previously supplied by the Company. If you have already voted on a proxy card previously supplied by the Company, we request that you SUBMIT A NEW VOTE USING THE ENCLOSED WHITE PROXY CARD.
The Supplement describes whether and, where applicable, how your shares will be voted in the event you already voted on a proxy card previously supplied by the Company and do not submit a new vote using the enclosed WHITE proxy card.
Sincerely yours,
John E. Berndt
Chairman of the Board

TELULAR CORPORATION
311 SOUTH WACKER DRIVE, SUITE 4300
CHICAGO, IL 60606
SUPPLEMENT
TO
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
to be held on February 3, 2009
at
The Renaissance Waverly Hotel
2450 Galleria Parkway
Atlanta, Georgia 30339
This supplement (this “Supplement”) supplements and amends the proxy statement dated January 2, 2009 (the “Proxy Statement”) of Telular Corporation (the “Company”) furnished to holders of the Company’s common stock (the “Common Stock”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on February 3, 2009, or any adjournment or postponement thereof. The Annual Meeting will be held at The Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, at 8:30 a.m. local time. The record date for the determination of the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is December 8, 2008, which is the same record date specified in the Proxy Statement. This Supplement, which should be read in conjunction with the Proxy Statement, is first being mailed to stockholders on or about January 12, 2009.
On January 8, 2009, the Company and Simcoe entered into an agreement (the “Settlement Agreement”) to settle the proxy contest regarding the election of directors to the Board at the Annual Meeting. Under the terms of the Settlement Agreement, the Company has agreed to nominate Simcoe’s candidate, Jeffrey Jacobowitz, as a new director. Mr. Jacobowitz is founder and managing partner of Simcoe, which is a significant Telular stockholder. Mr. Jacobowitz will be nominated to serve a term expiring at the Company’s 2010 Annual Meeting of the Stockholders and upon the election and qualification of his successor. Mr. Jacobowitz will be added to the Company’s slate of the following continuing directors: Lawrence S. Barker, Joseph A. Beatty, Betsy Bernard, Brian J. Clucas, Larry J. Ford and M. Brian McCarthy. For additional information regarding the Settlement Agreement, refer to the section below captioned “Background.”
The WHITE proxy card enclosed with this Supplement differs from the WHITE proxy card previously furnished to you with the Proxy Statement in that the enclosed WHITE proxy card includes the name of Mr. Jacobowitz in addition to the names of Mr. Barker, Mr. Beatty, Ms. Bernard, Mr. Clucas, Mr. Ford and Mr. McCarthy. Thus, if you wish to vote with respect to all seven of the nominees, please vote on the revised WHITE proxy card enclosed with this Supplement. The Board unanimously recommends that you vote FOR each of the nominees.
Management does not intend to bring to a stockholder vote any matter other than that specifically described above, and knows of no matters other than the foregoing that will be considered at the Annual Meeting. If any other matters or motions properly come before the Annual Meeting, it is the intention of the persons named in the WHITE proxy card to vote such proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Annual Meeting.
Stockholders are urged to vote promptly using the enclosed WHITE proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the exercise of the vote by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

For additional information regarding voting of your shares, please refer to the section below captioned “Voting of Proxies.”
Background
In early December 2008, Simcoe requested representation on the Company’s Board of Directors and suggested Mr. Jacobowitz and Timothy J. Bemlohr for election to the Board. The Company considered this request but indicated that the Nomination and Governance Committee had determined to renominate the incumbent directors for election at the Annual Meeting. On December 22, 2008, Mr. Jacobowitz formally notified the Company of Simcoe’s intention to nominate two nominees — Mr. Jacobowitz and Timothy J. Bernlohr — for election at the Annual Meeting. On December 24, 2008, Simcoe filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in support of its nomination of Mr. Jacobowitz and Mr. Bernlohr to the Board. On January 2, 2009, the Company began soliciting proxies in support of its own slate of nominees pursuant to the Proxy Statement.
On January 8, 2009, as described above, the Company and Simcoe entered into the Settlement Agreement, pursuant to which, among other things:
•	in light of his decision to retire from the Board and not to seek re-election, the Company agreed not to renominate John E. Berndt, the current Chairman of the Board, for re-election to the board of directors;
•	the Company agreed to add Mr. Jacobowitz to the Company’s slate of the directors nominated to serve on the Board for a term to expire in 2010;
•	Simcoe agreed to immediately cease its efforts related to its proxy solicitation, withdraw its preliminary proxy statement, and vote its shares of Telular common stock in support of the Board’s nominees;
•	Simcoe agreed not to seek to call a meeting of stockholders or solicit consents from stockholders, obtain any additional representation on the Board, or effect the removal of any member of the Board prior to the earlier of the Company’s 2010 Annual Meeting of the Stockholders or March 3, 2010; and
•	Each of Simcoe and the Company released the other from claims arising in respect of, or in connection with, the nomination and election of directors at the Annual Meeting.
In connection with the settlement, Board Chairman John E. Berndt notified the Company that he would not to stand for re-election to the Board at the Annual Meeting and announced his retirement from the Board, effective as of the conclusion of the Annual Meeting. Mr. Berndt has served as a director since December 1996. A new Board Chairman will be determined following the Annual Meeting at the Board’s first regularly scheduled meeting.
The Company filed a complete copy of the Settlement Agreement with the SEC on January 9, 2009 as Exhibit 10.1 to its Current Report on Form 8-K. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.

ELECTION OF DIRECTORS
The Company’s Board of Directors will consist of seven directors to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Each of the nominees for election at the Annual Meeting other than Mr. Jacobowitz is a current director of the Company. Certain information concerning each of the nominees is set forth below:
Lawrence S. Barker, age 56, has served as a director of the Company since November 2004. Mr. Barker is President and CEO of Aptela Corporation. From July 2006 until January 2007, Mr. Barker was President and CEO of Argent Networks Limited. Prior to that, Mr. Barker was President and CEO of Visual Networks, Inc. from 2003 to 2006. From 1997 to 2003, Mr. Barker was President, Software Systems Division for ADC Telecommunications. From 1996 to 1997, Mr. Barker was President for Stanford Associates Inc. From 1994 to 1996, Mr. Barker was President and CEO, Intelicom Division of Computer Sciences Corporation. Prior to that, Mr. Barker held a variety of positions with Computer Sciences Corporation and for other companies in the telecommunications industry. Mr. Barker is also a director of Interlink Electronics Corporation.
Joseph A. Beatty, age 45, has served as President and CEO of the Company since January 1, 2008. Prior to that, he was Executive Vice President since April 2007 and Chief Financial Officer and Secretary since May 2007. From June 2003 until June 2006 he was President and Chief Executive Officer of Concourse Communications Group, a privately-held developer and operator of distributed antenna systems and airport Wi-Fi networks. From March 2001 until May 2003, Mr. Beatty worked with Cardinal Growth L.P. on various acquisition projects and also acted as an Interim CFO for Novaxess B.V. From November 1996 until February 2001, Mr. Beatty was a co-founder and the CFO of Focal Communications Corporation, a competitive local exchange carrier. Earlier in his career, Mr. Beatty was a securities analyst and also held numerous technical management positions for a local exchange carrier.
Betsy Bernard, age 53, has served as director of the Company since July 30, 2007. Ms. Bernard retired from AT&T Corporation in 2004 and since then has served on the boards of URS, UTC, and is currently serving on the board of Principal Financial Group and BearingPoint. From October 2002 to January 2004, Ms. Bernard served as the President of AT&T Corporation. From April 2001 to October 2002, Ms. Bernard led the 12,000 employees of AT&T Consumer. Prior to joining AT&T, Ms. Bernard held senior executive positions with Qwest Communications, US WEST and Avirnex Communications Group.
Brian J. Clucas, age 50, has served as director since October 2003. Mr. Clucas is Vice President, Audit Services for Illinois Tool Works Inc., a position he has held since 2002. From 1994 to 2002, Mr. Clucas was an Audit & Business Advisory Partner for Arthur Andersen LLP. Prior to that, Mr. Clucas held a variety of positions with Arthur Andersen LLP for the preceding 14 years.
Larry J. Ford, age 67, has served as a director of the Company since March 1994. Mr. Ford retired from ADC Telecommunications Inc. in July 2002. From October 1999 to July 2002, Mr. Ford was Senior Vice President and President of ADC’s Integrated Solutions Group. Mr. Ford was previously President and Chief Executive Officer of Information Advantage from April 1995 to August 1999. Prior to that time, Mr. Ford was employed by Systems Software Associates, Inc. as a Vice-Chairman from November 1994 to March 1995, and as the Chairman, Chief Executive Officer and President from August 1991 to October 1994. Prior to his service with Systems Software Associates, Inc., Mr. Ford worked for IBM for 28 years, his most recent position being Vice President of Information and Telecommunications Systems.
Jeffrey Jacobowitz, age 39, is the founder and managing Partner of Simcoe Partners. Mr. Jacobowitz is also a Managing Director with Robotti & Company where since 2002 he has served as an advisor to a number of investment management firms in the United States and Canada. From 1999 to 2002 Mr. Jacobowitz was an analyst with Naples, Florida based Private Capital Management. From 1996 to 1999, Mr. Jacobowitz was an analyst with Robotti & Company. Prior to that Mr. Jacobowitz was a Senior Accountant with Deloitte & Touche LLP. Mr. Jacobowitz is a graduate of the University of Maryland (UMBC) and is a Certified Public Accountant.

M. Brian McCarthy, age 56, has served as a director since July 30, 2007. He is presently the CEO of Trax Technologies, Inc. From March 2006 to July 2008, Mr. McCarthy was Executive Chairman of 180 Connect Inc. Before that, he served as Executive Vice President of Technology and Business Strategy at General Electric and as President Enterprise Systems Division of GE. Mr. McCarthy also served as Chief Executive Officer, Americas at Interlogix until the company was acquired by General Electric in 2002. Prior to Interlogix, Mr. McCarthy was Senior Executive Vice President for ADT Security Systems, the world leader in commercial and residential security monitoring, where for over 15 years he held progressively senior positions including Senior Vice President of Marketing and Chief Strategy Officer. Mr. McCarthy is also a director of Trax Tech and uControl.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE BOARD’S NOMINEES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of December 8, 2008 with respect to ownership of the Company’s Common Stock as of December 8, 2008, (i) by each person who is known by the Company to own beneficially more than 5% of the shares of the Company’s Common Stock outstanding as of December 8, 2008, (ii) by each director of the Company, (iii) by each individual serving as the Company’s chief executive officer, or in a similar capacity, during the fiscal year ended September 30, 2008 (the CEO), (iv) by each of the Company’s four most highly compensated executive officers who served as executive officers of the Company during the fiscal year ended September 30, 2008 (together with the CEO, the Named Executive Officers), and (v) by all directors of the Company and Named Executive Officers as a group. Unless indicated otherwise, the table includes all of the shares of Common Stock that the persons identified may acquire within 60 days of December 8, 2008. Common Stock is the Company’s only outstanding class of equity security.

	Number of	Number of	Number of
	Shares	Shares	Shares		Total Shares
	Beneficially	Underlying	Underlying		Beneficially
Name of Beneficial Owner	Owned	Options	Warrants		Owned		Percent

5% Stockholders
Bonanza Master Fund Ltd.	905,717	—	939,124	(4)	1,844,841		9.99%
300 Cresent Ct., Ste. 1740 Dallas, TX 75201

Walker Smith Capital Management, L.P.	—	—	1,224,992		1,224,992		6.63%
300 Cresent Ct., Ste. 1111 Dallas, TX 75201

Jeffrey Jacobowitz	950,000	—	—		950,000	(5)	5.14%
Simcoe Partners, L.P. 52 Vanderbilt Avenue, 4th Floor New York, NY 10017

Directors and Named Executive Officers
John E. Berndt (1)	59,821	126,776	—		186,597		1.0%
Larry J. Ford (1)	17,108	101,178	—		118,286		*
Brian J. Clucas (1)	4,648	76,178	—		80,826		*
Lawrence S. Baker (1)	4,527	65,578	—		70,105		*
Betsy J. Bernard (1)	15,071	28,710	—		43,781		*
M. Brian McCarthy (1)	1,471	28,710	—		30,181		*
Joseph A. Beatty (1) (2)	100,000	134,442	—		234,442		1.3%
Jonathan M. Charak (3)	15,000	—	—		15,000		*
George S. Brody (2)	25,000	54,166	—		79,166		*
Robert L. Deering (2)	25,000	16,666	—		41,666		*

All Directors and Named Executive Officers as a group (10 Persons)	267,646	632,404	—		900,050		4.87%

*	Less than one percent

(1)	The individual is a director of the Company.

(2)	The individual is a Named Executive Officer of the Company.

(3)	This Named Executive Officer’s employment with the Company began on March 17, 2008

(4)	Bonanza Master Funds holds warrants that are convertible into the Company’s common stock. If fully converted, Bonanza Master Fund would own up to 10.6% of the Company’s common stock. However, pursuant to the terms of the November 12, 2007 Amendment to Warrants, Bonanza Master Fund may not exercise warrants if such warrants would result in it owning 10% or more of the Company’s common stock. Therefore, the number shown as underlying warrants is limited to the amount required to achieve a 9.99% maximum ownership.

(5)	According to s Schedule 13D filed by Simcoe Partners, L.P. (“Simcoe”), Simcoe Management Company, LLC, Jeffrey Jacobowitz and Elisheva Jacobowitz on December 1, 2008, Simcoe Management, Simcoe’s general partner, may be deemed to beneficially own 900,000 shares of common stock owned by Simcoe, and Jeffrey Jacobowitz, the manager of Simoce Management, may be deemed to beneficially own the 900,000 shares of common stock owned by Simcoe and 50,000 shares of common stock over which he has shared voting and dispositive power with his wife, Elisheva Jacobowitz. Each of Simcoe, Simcoe Management and Jeffrey Jacobowitz may be deemed to have sole voting and dispositive power over the 900,000 shares of common stock reported as beneficially owned by such persons by virtue of each person’s relationship to the other. Except to the extent expressly stated herein, each of Simcoe, Simcoe Management LLC, Jeffrey Jacobowitz and Elisheva Jacobowitz disclaims beneficial ownership of any shares of common stock benficially owned by each other, in each case, except to the extent that they have a pecuniary interest in such shares.

Voting of Proxies
If you wish to vote for the Company’s nominees, you may do so by voting on the WHITE proxy card enclosed with this Supplement. If you vote, or if you previously voted, on the WHITE proxy card previously furnished to you with the Proxy Statement, your shares will be voted in accordance with your instructions, or in the absence of any such instructions, for the seven nominees named above.
Shares of Common Stock represented by properly executed proxy cards received by the Company (either electronically via the internet, by phone, or via mail) in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. If you are a stockholder of record, and you sign and return a WHITE proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors on all matters listed in the notice for the meeting, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the meeting. If you hold your shares in street name and do not provide your broker with voting instructions (including by returning a blank voting instruction card), your broker has discretion to vote your shares.
If you submitted or submit a WHITE proxy card, and do not revoke your proxy before it is voted at the Annual Meeting, your shares will be voted as indicated on that proxy card. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.
The Board of Directors has not received valid notice of any other business that will be acted upon at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.
By Order of the Board of Directors
/s/ Jonathan M. Charak
Jonathan M. Charak
Senior Vice President, Chief Financial Officer and Secretary
January 12, 2009

The Board of Directors recommends: A vote "FOR" election of the following nominees.

Vote On Directors

1.Election of Directors

Nominees:

01) Larry J. Ford
02) Lawrence S. Barker
03) Joseph A. Beatty
04) Betsy J. Bernard
05) Brian J. Clucas
06) M. Brian McCarthy
07) Jeffrey Jacobowitz

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

MATERIALS ELECTION

Signature (PLEASE SIGN WITHIN BOX) Date

Signature (Joint Owners) Date

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x The Board of Directors recommends: A voteFor Withhold For All To withhold authority to vote for any n i dividual nominee(s), mark “For All Except” and “FOR” election of the following nominees.AllAllExcept write the number(s) of the nominee(s) on the il ne below. Vote On Directors 1.Election of Directors _____ Nominees: 01) Larry J. Ford05) Brian J. Clucas 02) Lawrence S. Barker 06) M. Brian McCarthy 03) Joseph A. Beatty07) Jeffrey Jacobowitz 04) Betsy J. Bernard MATERIALS ELECTION As of July 1, 2007, SEC rules permit companies to send you a notice that proxy n i formation s i available on the Internet, in stead of mailing you a complete set of materials. Check the box to the right f i you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice. Signature (PLEASE SIGN WITHIN BOX)DateSignature (Joint Owners)Date Please sign exactly as your name(s) appear(s) hereon. All holders must sig n. When signing n i a fiduciary capacity, ple ase n i dic ate ful title as such. If a corporation or partnership, please sign n i full corporate or partnership name by authorized person.

Telular Corporation Proxy for the Annual Meeting of Shareholders to be held on February 3, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby constit utes and appoints Joseph A. Beatty, with full power of substitution, for and on behalf of the undersigned to vote as a proxy, a director and permitted herein, at the Annual Meetin g of Shareholders of the Company to be held at the Renaissance Waverly Hotel o l cated at 2450 Galleria Parkway, Atlanta, Georgia 30339 on Tuesday, February 3, 2009 at 8:30 a.m. and at any adjo urned thereof, upon matters set forth n i the Proxy Statement and, n i his u j dgment and discretio n, upon such other business as may properly come before the meeting. PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.